Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-69520) of Delhaize America, Inc., of our report dated February 10, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for goodwill and other intangible assets in 2002 to comply with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) relating to the financial statements which appear in this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-03669, 33-50066 and 333-46500) the Registration Statements on Form S-3 (No. 333-42882, 33-49620, 33-50037 and 33-40457) and the Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (No. 333-91123) of Delhaize America, Inc. and the Registration Statement on Form F-4 (No. 333-13302) of Etablissements Delhaize Frères et Cie “Le Lion” of our aforementioned report which appears in this Form 10-K.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 27, 2003